                                                                     Exhibit 7.1
                                                                     -----------

PANLABS INTERNATIONAL, INC.
-----------------------------

                                                   Principal
Executive Officers:            Business Address    Occupation          Citizenship
-----------------------------  -----------------   -----------------   -------------

Christopher Ball,                             (1)  President           United States
  President &                                      & CEO of
   CEO                                             MDS Panlabs, Inc.

Nicholas Dykstra,                             (1)  VP, Treasurer       United States
  VP, CFO & Secretary                              & Secretary of
                                                   MDS Panlabs, Inc.

Peter Brent                                   (2)  VP Legal            Canadian
  Assistant Secretary                              Affairs & Corp.
                                                   Secretary of
                                                   MDS Inc.

                                                   Principal
Directors                      Business Address:   Occupation          Citizenship
-----------------------------  -----------------   -----------------   -------------

John Morrison                                 (2)  Chairman,           Canadian
                                                   MDS Pharmaceutical
                                                   Services (2)

Dr. Henry Pan                                 (1)  President,          United States
                                                   MDS Pharmaceutical
                                                   Services (2)

Peter Brent                                   (2)  VP Legal            Canadian
------------------------                           Affairs & Corp.
                                                   Secretary of
                                                   MDS Inc.

(1)  1184 North Creek Parkway South, Bothell, Washington 98011-8805
(2)  100 International Boulevard, Etobicoke, Ontario, Canada M9W 6J6.


MDS WASHINGTON, INC.
----------------------
                                                 Principal
Executive Officers:     Business Address        Occupation        Citizenship
----------------------  -----------------  ---------------------  -----------

Wilfred Lewitt                        (1)  Chairman,              Canadian
  President                                MDS Inc.

Edward Rygiel                         (1)  Sr. VP, Corporate      Canadian
  VP                                       Development
                                           MDS Inc.               Canadian

Peter Brent                           (1)  VP Legal               Canadian
  VP & Corporate                           Affairs MDS Inc.

 Secretary                                 MDS Inc.

MDS WASHINGTON, INC. (continued)
----------------------------------
                                                           Principal
Directors:                          Business Address      Occupation      Citizenship
----------------------------------  -----------------  -----------------  -----------

Wilfred Lewitt                                    (1)  Chairman,          Canadian
                                                       MDS Inc.

Edward Rygiel                                     (1)  Sr. VP, Corporate  Canadian
                                                       Development

                                                       MDS Inc.

________________________
(1)  100 International Boulevard, Etobicoke, Ontario, Canada M9W 6J6.

MDS INC.
---------------------------
                                                                   Principal
Executive Officers:              Business Address                  Occupation             Citizenship
---------------------------  -------------------------  --------------------------------  -----------

Wilfred Lewitt,                                    (1)                                    Canadian
  Chairman

John Rogers                                        (1)                                    Canadian
  President & CEO

Douglas Phillips,                                  (1)                                    Canadian
  Sr. VP, Finance
  & CFO

Edward Rygiel                                      (1)                                    Canadian
  SR. VP, Corporate
   Development

Peter Brent                                        (1)                                    Canadian
  VP, Legal Affairs
  & Corporate Secretary

Ronald Yamada                                      (1)                                    Canadian
  Sr. VP, Information
   Strategies & Corporate
   Affairs

Anthony Businskas                                  (1)                                    Canadian
  VP, Corporate Finance

Robert Breckon                                     (1)                                    Canadian
  VP, New Technologies

John Gleason                                       (1)                                    Canadian
  VP, Corporate
   Strategic Initiatives

Brian Harling                                      (1)                                    Canadian
  VP, Corporate Affairs

Wilma Jacobs                                       (1)                                    Canadian
  VP, Corporate
   Communications

MDS INC., continued
---------------------------
                                                        Principal
Executive Officers:          Business Address           Occupation                        Citizenship
---------------------------  ------------------------   --------------------------------  -----------

Beverley Morden               (1)                                                            Canadian
  VP, Strategic
   Positioning

James Reid                    (1)                                                            Canadian
  VP, Organization
   Dynamics

Kerry Thomas                  (1)                                                           Canadian
  VP, Information &
   Information Technology

                                                        Principal
                                                        --------------------------------
Directors                    Business Address:          Occupation                        Citizenship
---------------------------  ------------------------   --------------------------------  -----------

Ruth Corbin                  1235 Bay St., Suite 1000   President,                        Canadian
                             Toronto, Ontario           Decision Resources, Inc.
                             Canada, M5R 3K4

Wendy Dobson                 Joseph L. Rolmans Centre   Professor & Director              Canadian
                             for Management             Centre for International
                             105 St. George St.         Business
                             Toronto, Ontario           Faculty of Management
                             Canada, M5S 3E6            University of Toronto

John Evans                   One Yonge St, 6th Floor    Chairman of the Board             Canadian
                             Toronto, Ontario           Torstar Corporation
                             Canada, M5E 1P9            Allelix Biopharmaceuticals, Inc.

Wilfred Lewitt               (1)

Robert Luba                  Suite 2525, Box 36         President,                        Canadian
                             121 King Street West       Luba Financial, Inc.
                             Toronto, Ontario
                             Canada, M5H 3T9

John Rogers                  (1)

R. Michael Warren            1 First Canadian Place     Chairman                          Canadian
                             Suite 5100                 The Warren Group, Inc.
                             Toronto, Ontario
                             Canada, M5X 1K2


Roger Wilson                 P.O. Box 20, 42nd Floor    Partner                           Canadian
                             Toronto Dominion Bank      Fasken Campbell Godfrey
                             Tower
                             Toronto, Ontario
                             Canada, M5K 1C1

Ronald Yamada                (1)
_________________
(1)  100 International Boulevard, Etobicoke, Ontario, Canada M9W 6J6.

                                       3